SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 24, 2002

(Date of earliest event reported)

VICINITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	Commission File: 000-29365	77-0414631 (I.R.S. Employer Identification No.)

370 San Aleso Avenue

Sunnyvale, California  94085

(Address of Principal Executive Offices, including zip code)

(408) 543-3000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER

On May 30, 2002, Vicinity Corporation (the “Company”) announced that it has settled its patent litigation with Murex Licensing Corporation, a Delaware Corporation. Terms of the settlement were not disclosed. A copy of the Company’s May 30, 2002 press release regarding the settlement is attached as an Exhibit to this Current Report on Form 8-K.

ITEM 7.  EXHIBITS

99.1	Press Release dated May 30, 2002, related to the settlement of patent litigation against Vicinity

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICINITY CORPORATION

Date: May 31, 2002	By	/s/ CHARLES W. BERGER
		Name:	Charles W. Berger
		Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 30, 2002, related to the settlement of patent litigation against Vicinity.

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